UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Bumble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40054	85-3604367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1105 West 41st Street, Austin, Texas	78756
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 696-1409

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	BMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 17, 2025, in conjunction with the leadership transition matters described in Item 5.02 of this Current Report on Form 8-K (the “Report”), Bumble Inc. (the “Company”) issued a press release that includes certain estimated preliminary financial information for the three months ended December 31, 2024. A copy of the Company’s press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

The information included in the press release is based on the Company’s current estimates and expectations and remains subject to change and finalization based on management’s ongoing review of results of the quarter and completion of all year- and quarter-end close processes. The Company cautions investors that if the estimates, expectations or assumptions underlying the statements contained in the press release prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those expressed in, or implied by, these statements. Other factors that could cause actual results to differ materially from the statements contained in the press release are discussed under the captions “Cautionary Statement Regarding Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, as updated by the subsequent Form 10-Q and periodic filings with the SEC.

The Company has not reconciled the expected adjusted EBITDA range included in the press release to the most directly comparable measure calculated pursuant to generally accepted accounting principles in the United States because this cannot be done without unreasonable effort due to the unavailability at this time of certain adjustments, including in particular tax-related adjustments, which remain subject to finalization of the Company’s regular financial and accounting procedures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), and (e)

On January 17, 2025, the Company announced that Whitney Wolfe Herd, the Company’s Founder and Executive Chair of the Company’s Board of Directors (the “Board”), will return to the role of the Company’s Chief Executive Officer, effective as of March 17, 2025 (the “Effective Date”), and remain a director on the Board at that time. Ms. Wolfe Herd previously served as the Company’s Chief Executive Officer from January 2020 to January 2024. The foregoing appointment was made following the Board’s receipt of a letter of resignation, dated January 13, 2025, from Lidiane Jones as the Company’s Chief Executive Officer and director on the Board, effective as of March 16, 2025. Ms. Jones will remain employed by the Company during a transition period ending April 13, 2025.

Ms. Jones’s decision to resign was not the result of any disagreement with the Company, the Company’s management or any member of the Board, or on any matter relating to the Company’s operations, policies, or practices. In connection with the foregoing transition matters, the Board also reduced the size of the Board to ten directors and appointed Ann Mather, currently the Lead Director of the Board, as Chair of the Board, in each case effective as of the Effective Date.

Biographical information about Ms. Wolfe Herd, age 35, can be found in the Company’s Definitive Proxy Statement for its 2024 Annual Meeting of Stockholders, filed with the SEC on April 19, 2024 (the “Proxy Statement”), under the heading “Proposal No. 1—Election of Directors—Class III—Directors Whose Term Expires in 2024,” which information is incorporated herein by reference. There are no arrangements or understandings between Ms. Wolfe Herd and any other person pursuant to which Ms. Wolfe Herd was selected to serve as our Chief Executive Officer. Ms. Wolfe Herd has no family relationship with any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than the transactions set forth in the Proxy Statement under the heading, “Transactions With Related Persons” as they relate to Ms. Wolfe Herd, which information is incorporated herein by reference. As of the date hereof, Ms. Wolfe Herd will not be appointed to any committees of the Board and, as an employee director, Ms. Wolfe Herd will not receive any additional compensation for her Board service.

The Company expects to approve new compensation terms for Ms. Wolfe Herd with respect to her position as the Company’s Chief Executive Officer at a later date, and will disclose the compensatory terms by an amendment to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release of Bumble Inc. dated January 17, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUMBLE INC.

Date: January 17, 2025	By:	/s/ Elizabeth Monteleone
	Name:	Elizabeth Monteleone
	Title:	Chief Legal Officer